SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 5, 1998

                               ISONICS CORPORATION
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

            001-12531                                77-0338561
     (Commission File No.)                (IRS Employer Identification No.)

                         4010 Moorpark Avenue, Suite 119
                           San Jose, California 95117
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 260-0155

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This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties relating to the acquisition by Isonics Corporation, a California corporation ("Isonics"), of Chemotrade GmbH, a privately held company ("Chemotrade"), including the risks: inherent in acquiring a company in Chemotrade's industry (e.g. assumption of known and unknown liabilities); that the synergies expected to result from the acquisition described below might not occur as anticipated; and that management's attention might be diverted from day-to-day business activities. Actual results and developments may differ materially from those described in this Current Report. For more information about Isonics and risks relating to investing in Isonics, refer to Isonics' most recent reports on Form 10-QSB and Registration Statement on Form SB-2, as amended, Registration No. 333-13289.

Item 2.  Acquisition or Disposition of Assets.

On July 21, 1998, Isonics' wholly owned German subsidiary, Des-Dur Vermogensverwaltungs GmbH, acquired Chemotrade through the acquisition of all of the outstanding capital stock of Chemotrade from Mr. Helmut Swyen and Mr. Herbert Hegener (the "Sellers"). The acquisition was accomplished pursuant to a Sale and Purchase Agreement dated as of May 29, 1998 and amended as of July 15, 1998 (the "Purchase Agreement"). In exchange for all of the outstanding capital stock of Chemotrade on July 21, 1998, Isonics paid $758,700 in cash, issued 357,730 shares of its Common Stock and issued two notes to the Sellers, one for $924,000 bearing interest at 2% per month due September 15, 1998, secured by certain accounts receivable and a second note for $833,000 bearing interest at 10% per annum, due June 1, 1999. The shares of Isonics Common Stock issued in the acquisition were issued pursuant to Regulation S under the Securities Act of 1933, as amended. Payment of the second note is contingent upon Chemotrade meeting minimum pretax earnings as defined in the Purchase Agreement during the sixteen months ending April 30, 1999 and twelve months ending April 30, 2000. The Sellers will receive additional consideration of $278,000 in cash if minimum pretax earnings as defined in the Purchase Agreement are met during the twelve months ending April 30, 2001. The purchase price was arrived at through arms-length negotiations. The total number of shares of Isonics Common Stock issued in connection with the acquisition are being held in escrow to secure the obligations of Chemotrade to indemnify Isonics for any breaches of the representations and warranties of Chemotrade and to repay any shortfall of earnings as defined for the periods ending April 30, 1999 and 2000. The acquisition will be accounted for as a purchase.

In connection with the purchase of Chemotrade, Isonics also acquired seventy five percent of the outstanding capital stock of Chemotrade GmbH, Leipzig. Chemotrade is a supplier of stable and radioactive isotopes. Isonics currently intends to maintain Chemotrade as a wholly-owned subsidiary and for Chemotrade to continue to conduct its business as historically conducted.

A copy of the press release announcing the signing of the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the press release announcing the consummation of the acquisition is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

             (a)   Financial Statements of Businesses Acquired.

              The Registrant believes that it would be impractical to provide the required financial statements at the time this Report on Form 8-K is filed. The Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date hereof.

              (b) Pro Forma Financial Information

              The Registrant believes that it would be impractical to provide the required pro forma financial information at the time this Report on Form 8-K is filed. The Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date hereof.


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             (c)   Exhibits.

  Exhibit No.         Description
  -----------         -----------

     2.1 Sale and Purchase Agreement, dated as of May 29, 1998, between Isonics Corporation, a California corporation, and Herbert Hegener and Helmut Swyen. Disclosure Schedule has been omitted as permitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), but will be furnished supplementally to the SEC upon request).

     2.2 Purchase Agreement, dated as of July 15, 1998, between Isonics Corporation, a California corporation, and Herbert Hegener and Helmut Swyen.

     99.1      Press release announcing the execution of the Purchase Agreement.

     99.2      Press release announcing the consummation of the acquisition.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ISONICS CORPORATION

     Dated: August 5, 1998                       By:   /s/ James Alexander
            --------------                       ---   -------------------

                                                           James Alexander
                                                           President and Chief
                                                           Executive Officer

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                                  EXHIBIT INDEX

 Exhibit No.       Description
 -----------       -----------

     2.1 Sale and Purchase Agreement, dated as of May 29, 1998, between Isonics Corporation, a California corporation, and Herbert Hegener and Helmut Swyen. Disclosure Schedule has been omitted as permitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), but will be furnished supplementally to the SEC upon request).

     2.2 Purchase Agreement, dated as of July 15, 1998, between Isonics Corporation, a California corporation, and Herbert Hegener and Helmut Swyen.

     99.1      Press release announcing the execution of the Purchase Agreement.

     99.2      Press release announcing the consummation of the acquisition.